EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our audit report dated November 9, 2010 for the year ended July 31, 2010 of Urban Barns Foods Inc. in the Company’s Registration Statement on Form S-8 pertaining to the “2011 Stock Option Plan”.

/s/ SATURNA GROUP LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

August 5, 2011